SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 8-K/A

                                Amendment No. 1

                                 CURRENT REPORT

                                  -------------

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): August 21, 1998

                        RECKSON SERVICE INDUSTRIES, INC.
             (Exact name of Registrant as specified in its Charter)

                                    Delaware
                            (State of Incorporation)

     1-14183                                           11-3383642
(Commission File Number)                        (IRS Employer Id. Number)

  225 Broadhollow Road                                    11747
   Melville, New York                                   (Zip Code)
(Address of principal executive offices)

                                 (516) 719-7400

              (Registrant's telephone number, including area code)


         Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant hereby amends the following items, financial statements, exhibits or other portions of its Current Report on Form 8-K, as filed with the Securities and Exchange Commission on September 8, 1998, as set forth in the pages attached hereto.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

         (a) and (b) Financial Statements and Pro Forma Financial Information

         ACQUISITION PROPERTY

         Report of Independent Public Accountants

         Balance Sheets as of December 31, 1996 and 1997, and June 30, 1998 (unaudited).

         Statements of Operations for the period from inception  (June 27, 1996)
                  to December 31, 1996, for the year ended December 31, 1997, and for the six months ended June 30, 1997 and 1998 (unaudited).

         Statements of Members'  (Deficit)  Equity for the period from inception
                  (June 27, 1996) to December 31, 1996, for the year ended December 31, 1997, and for the six months ended June 30, 1998 (unaudited).

         Statements of Cash Flows for the period from inception  (June 27, 1996)
                  to December 31, 1996, for the year ended December 31, 1997, and for the six months ended June 30, 1997 and 1998 (unaudited).

         Notes to Financial Statements

         UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

         Pro Forma Condensed Consolidating Balance Sheet as of June 30, 1998 (unaudited).

         Pro Forma Condensed Consolidating Statement of Operations for the six months ended June 30, 1998 (unaudited).

         Pro Forma Condensed Consolidating Statement of Operations for the year ended December 31, 1997 (unaudited).

         Notes to Pro Forma Financial Statements





                        ASSISTED LIVING INVESTMENTS, LLC

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Members of Assisted Living Investments LLC:

We have audited the accompanying balance sheets of ASSISTED LIVING INVESTMENTS LLC (a Delaware limited liability company) as of December 31, 1997 and 1996, and the related statements of operations, members' equity and cash flows for the period from inception (June 27, 1996) to December 31, 1996 and for the year ended December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Assisted Living Investments LLC as of December 31, 1997 and 1996, and the results of its operations and its cash flows for the period from inception (June 27, 1996) to December 31, 1996 and for the year ended December 31, 1997, in conformity with generally accepted accounting principles.

                                                             ARTHUR ANDERSEN LLP

Denver, Colorado,
April 10, 1998.


                         ASSISTED LIVING INVESTMENTS LLC
                                 BALANCE SHEETS

                                                                               December 31,                   June 30,
                               ASSETS                                     1996               1997               1998
                                                                                                             (unaudited)
    --------------------------------------------------------------   ---------------   ---------------  --------------------

CURRENT ASSETS:

    Cash and cash equivalents                                    $     308,994      $     430,378        $  2,003,449
    Restricted cash                                                   -                   144,868             147,949
    Accounts receivable                                               -                    53,895             239,622
    Note receivable from member                                       -                   708,000            -
    Prepaid expenses and other current assets                            8,675             39,428              62,092
                                                                 -------------      -------------        ------------
              Total current assets                                     317,669          1,376,569           2,453,112

PROPERTY AND EQUIPMENT:

    Land and land improvements                                        -                 1,144,330           3,670,432
    Buildings and building improvements                               -                 7,717,255          28,090,781
    Furniture, equipment and other                                    -                   625,974           2,669,809
                                                                --------------     --------------      --------------
                                                                      -                 9,487,559          34,431,022
    Less:  accumulated depreciation                                   -                   (97,325)           (548,765)
                                                                --------------     --------------      --------------
                                                                      -                 9,390,234          33,882,257
    Construction in progress                                        10,091,548         35,649,236          28,149,444
                                                                --------------     --------------      --------------
              Property and equipment, net                           10,091,548         45,039,470          62,031,701

DEFERRED FINANCING AND ORGANIZATION

    COSTS, net                                                         184,901            581,866             693,890

PRE-OPENING COSTS, net                                                -                   251,558             890,454
                                                                --------------     --------------      --------------
              Total assets                                         $10,594,118        $47,249,463         $66,069,157


   LIABILITIES AND MEMBERS' EQUITY

CURRENT LIABILITIES:

    Construction and other accounts payable                        $   532,635      $   3,747,284        $  3,197,242
    Construction and other accrued liabilities                         478,474          2,285,243           3,019,016
    Capital lease obligation                                          -                  -                     30,252
                                                                --------------     --------------      --------------
              Total current liabilities                              1,011,109          6,032,527           6,246,510

    Revolving line-of-credit--related party                          9,271,951         32,755,934          44,282,177
    Note payable                                                      -                 8,702,954          19,451,877
    Capital lease obligation                                          -                  -                    161,288
                                                                --------------     --------------      --------------
              Total liabilities                                     10,283,060         47,491,415          70,141,852
                                                                --------------     --------------      --------------

MEMBERS' (DEFICIT) EQUITY                                              311,058           (241,952)         (4,072,695)
                                                                --------------     --------------      --------------
              Total liabilities and members' (deficit) equity      $10,594,118        $47,249,463         $66,069,157

                 The accompanying notes to financial statements
                  are an integral part of these balance sheets.


                         ASSISTED LIVING INVESTMENTS LLC

                            STATEMENTS OF OPERATIONS

                                              For the Period
                                                   From
                                                 Inception
                                            (June 27, 1996) to       Year Ended                 Six-months
                                               December 31,         December 31,              Ended June 30,
                                                   1996                 1997               1997             1998
                                             ------------------ ----------------------- ---------------  -------------
                                                                                                  (unaudited)

OPERATING REVENUE                            $      -                 $    125,467   $     -               $   857,940
                                                ----------           -------------       ----------      -------------
OPERATING EXPENSES:

    Facility operating                              -                      430,569         -                 2,376,270
    Abandoned projects                              31,320                 650,436           72,542           -
    Professional fees                                9,000                 146,524           59,998             88,685
    Depreciation and amortization                    7,100                 246,588           15,022          1,017,119
    Other                                               51                  63,537           22,329             30,886
                                                ----------           -------------       ----------      -------------
              Total operating expenses              47,471               1,537,654          170,456          3,512,960
                                                ----------           -------------       ----------      -------------
              Loss from operations                 (47,471)             (1,412,187)        (170,456)        (2,655,000)
                                                ----------           -------------       ----------      -------------
OTHER INCOME (EXPENSE):

    Interest income                                 -                       37,404            6,806             65,856
    Interest expense                                -                     (393,429)         (23,329)        (1,241,579)
                                                ----------           -------------       ----------      -------------
              Total other income (expense)
                                                    -                     (356,025)         (16,523)        (1,175,723)
                                                ----------           -------------       ----------      -------------
              Net loss                            $(47,471)            $(1,768,212)       $(186,979)       $(3,830,743)


                 The accompanying notes to financial statements
                    are an integral part of these statements.



                         ASSISTED LIVING INVESTMENTS LLC
                     STATEMENTS OF MEMBERS' (DEFICIT) EQUITY



                                                       HC-ALI        SunBridge
                                                         LLC              Inc.          Total
                                                     -----------     -----------        -----

MEMBERS' EQUITY, inception (June 27, 1996)           $    -           $    -         $    -

     Initial capital contributions                      322,676           35,853        358,529
     Net loss                                           (42,724)          (4,747)       (47,471)
                                                     -----------      -----------    -----------
MEMBERS' EQUITY, December 31, 1996                      279,952          31,106         311,058

     Capital contribution                             1,108,000         107,202       1,215,202
     Net loss                                        (1,591,391)       (176,821)     (1,768,212)
                                                     -----------      ----------     -----------
MEMBERS' DEFICIT, December 31, 1997                    (203,439)        (38,513)       (241,952)

     Net loss (unaudited)                            (3,447,669)       (383,074)     (3,830,743)
                                                     -----------      ----------     -----------

MEMBERS' DEFICIT, June 30, 1998 (unaudited)         $(3,651,108)      $(421,587)    $(4,072,695)


                 The accompanying notes to financial statements
                   are an integral part of these statements.


                        ASSISTED LIVING INVESTMENTS LLC

                            STATEMENTS OF CASH FLOWS

                                              For the Period
                                                   From
                                                 Inception
                                            (June 27, 1996) to     Year Ended               Six-months
                                               December 31,       December 31,            Ended June 30,
                                                   1996               1997             1997            1998
                                           --------------------  --------------  --------------  --------------
                                                                                            (unaudited)
CASH FLOWS FROM OPERATING
    ACTIVITIES:
       Net loss                                       $     (47,471)      $ (1,768,212)    $ (186,979)     $ (3,830,743)
       Adjustments to reconcile net loss to net
          cash flows from operating activities-
              Depreciation and amortization                   7,100            252,224         15,022         1,030,414
              Changes in assets and liabilities-
                 Increase in restricted cash               -                  (144,868)      -                   (3,081)
                 Increase in accounts receivable           -                   (53,895)           (45)         (185,727)
                 Increase in prepaid expenses                (8,675)           (30,753)          (296)          (22,664)
                 Increase in organization costs            (142,001)         -               -                 -
                 Increase in accounts payable
                    and accrued liabilities                -                    23,376       -                1,129,078
                                                      -------------     -------------- --------------    --------------
                 Net cash flows from operating
                    activities                             (191,047)        (1,722,128)      (172,298)       (1,882,723)
                                                      -------------     -------------- --------------    --------------
CASH FLOWS FROM INVESTING ACTIVITIES:

    Acquisition of property and equipment                (9,080,439)       (30,047,205)   (13,346,296)      (20,717,026)
    Payments for pre-opening costs                         -                  (372,421)                      (1,203,938)
                                                      -------------     -------------- --------------    --------------
              Net cash flows from investing
                 activities                              (9,080,439)       (30,419,626)   (13,346,286)      (21,920,964)
                                                      -------------     -------------- --------------    --------------
CASH FLOWS FROM FINANCING ACTIVITIES:

    Proceeds from revolving line-of-credit                9,271,951         32,233,224     13,509,088        18,188,798
    Repayments of revolving line-of-credit                 -                (8,642,039)      -               (4,115,220)
    Proceeds from note payable                             -                 8,702,954       -               10,748,923
    Capital leases                                         -                  -              -                  (14,224)
    Capital contribution from members                       358,529            400,000       -                  708,000
    Payment for deferred financing cost                     (50,000)          (431,001)      (254,329)         (139,519)
                                                      -------------     -------------- --------------    --------------
              Net cash flows from financing
                 activities                               9,580,480         32,263,138     13,254,759        25,376,758
                                                      -------------     -------------- --------------    --------------
INCREASE IN CASH AND CASH EQUIVALENTS                       308,994            121,384       (263,835)        1,573,071

CASH AND CASH EQUIVALENTS,
    beginning of period                                    -                   308,994        308,994           430,378
                                                      -------------     -------------- --------------    --------------
CASH AND CASH EQUIVALENTS,
    end of period                                     $     308,994      $     430,378 $       45,159     $   2,003,449


                 The accompanying notes to financial statements
                    are an integral part of these statements.

                         ASSISTED LIVING INVESTMENTS LLC

                          NOTES TO FINANCIAL STATEMENTS

                           DECEMBER 31, 1997 AND 1996

(1)    OPERATIONS AND ORGANIZATION

Assisted Living Investments LLC, (the "Company" or "ALI") is a Delaware limited liability company formed on June 27, 1996. The Company was organized to develop, operate and provide long-term financing for the continued operation of assisted living facilities. The operations of assisted living facilities include providing services to elderly residents such as housing, meals and non-medical assistance, for a monthly fee. The Company's services are generally not covered by health insurance and, therefore, are payable by the residents, their family or another responsible party. As of December 31, 1997, ALI was owned by HC - ALI LLC ("Hammes Company") (90%) and SunBridge, Inc. ("SunBridge") (10%), together the "Members".

At December 31, 1997, the Company had five assisted living facilities under construction. The first facility was completed and began operations during the second half of 1997 in Denver, Colorado, and subsequent to yearend, the Company completed construction and placed into operation facilities located in Tucson, Arizona and Roswell, Georgia. In addition to the facilities under construction, the Company has also purchased the land for several additional facilities with construction expected to begin in 1998 and beyond.

The Company has generated net losses and operating cash flow deficits since inception. Such losses and operating cash flow deficits have been, and will continue to be, funded through borrowings on debt arrangements and capital contributions from Members. In management's opinion, ALI has sufficient financial resources to fund its losses and operating cash flow deficits.

       Capital Contributions and Distributions (Note 5)

The Members have committed to make total capital contributions of $3,333,333 ($3,000,000 from Hammes Company and $333,333 from SunBridge). Such amounts are to be contributed to ALI on a pro-rata basis. Any distributions will be made in accordance with the Members' ownership interest at the time of the distribution.

During 1997, the Members made contributions totaling $1,215,202. SunBridge's contribution of $107,202 was made in the form of a reduction of the amount outstanding under the revolving line-of-credit. The Hammes Company contribution of $1,108,000 was made by a combination of a cash payment of $400,000 and issuance of a note of $708,000. Subsequent to yearend, the note receivable was paid in full.

       Allocation of Profits and Losses

All profits and losses of the Company are allocated among the Members in accordance with their respective ownership interests.

 (2)   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

       Statements of Cash Flows

For purposes of the statements of cash flows, the Company considers unrestricted cash in checking accounts and investments with original maturities of three months or less to be cash and cash equivalents.

During the unaudited six months ended June 30, 1998, the Company purchased some equipment and incurred a capital lease obligation for such equipment of approximately $205,000. In addition, the Company sold some undeveloped land to an affiliate of SunBridge and reduced the amounts outstanding under the revolving line-of-credit for the Company's cost of approximately $3,874,000.

       Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

       Income Taxes

The financial statements do not include a provision or benefit for income taxes because the Company is treated as a partnership for tax purposes and does not incur federal or state income taxes. Instead, its earnings or losses are included in the Members' income tax returns.

       Revenue Recognition

Operating revenue consists of resident fee revenue. The Company recognizes revenue in the period in which it is earned.

       Deferred Financing and Organization Costs

Organization costs are amortized on a straight-line basis over five years. Financing costs are deferred and amortized over the life of the related debt instrument. As of December 31, 1997 and 1996, the accumulated amortization of these costs was $41,136 and $7,100, respectively.

       Pre-Opening Costs

Pre-opening costs include costs to prepare the facilities for operation and other costs incurred prior to opening, and are amortized over 12 months. As of December 31, 1997, the Company had $372,421 of capitalized pre-opening costs and $120,863 of accumulated amortization.

       Reclassification

Certain prior year amounts in the financial statements have been reclassified to conform to the current year presentation.

       Property and Equipment

Property and equipment are recorded at cost. In connection with the development of projects, the Company has entered into land purchase contracts, agreements with architects, financing agreements and construction contracts which are administered by the Company. All costs related to the development of facilities are capitalized during the construction period. Construction in progress includes preacquisition costs and other direct costs related to acquisition, development and construction of facilities. If a project is abandoned, any costs previously capitalized are expensed. Depreciation is computed when assets are placed in service, using the straight-line method over the respective useful lives of each class of asset which generally are as follows:

            Buildings                                      40 years
            Furnishings and equipment                  3 - 10 years


Capitalized interest for the year ended December 31, 1997 and during the period from inception (June 27, 1996) to December 31, 1996 was $1,449,745 and $169,301,
respectively. During 1997, $1,273,684 of the capitalized interest resulted in an increase in long-term debt as such amount became part of the outstanding principal balance. The Company paid $195,017 and $0 in interest during 1997 and 1996, respectively, net of amounts capitalized. For the unaudited six months ended June 30, 1997 and 1998, the Company paid $10,912 and $461,385 in interest, respectively, net of amounts capitalized.

As of December  31, 1997 and 1996 the Company  had  $6,009,151  and  $1,011,109,
respectively in accounts payable and accrued liabilities related to real estate construction in progress. As of June 30, 1998, the Company had $5,063,804 in accounts payable and accrued liabilities related to real estate construction in progress.

Restricted cash represents amounts securing completion of a certain facility and the amounts will be released upon completion.

       New Accounting Pronouncements

On April 3, 1998, the American Institute of Certified Public Accountants issued Statement of Position ("SOP") 98-5 "Reporting on the Costs of Start-Up Activities". This statement requires the costs of all start-up activities including organization costs to be expensed as incurred. SOP 98-5 is effective for fiscal years beginning after December 15, 1998. The Company currently capitalizes its start-up costs and will be required to expense such costs beginning in fiscal 1999.

The Financial Accounting Standards Board ("FASB") has issued Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income" ("SFAS 130"). SFAS 130 requires that all items recognized as comprehensive income be reported in the financial statements. Comprehensive income items include unrealized holding gains/losses on securities classified as available for sale, foreign currency translation adjustments and minimum pension liability adjustments which will be shown as an increase or decrease to net income or loss to arrive at comprehensive income. The Company adopted SFAS 130 in the first quarter of 1998, however, the Company did not have any transactions which would require additional disclosure under SFAS 130.

       Unaudited Interim Financial Statements

The financial statements as of June 30, 1998, and for the six months ended June 30, 1997 and 1998, are unaudited and include all adjustments (consisting only of normal recurring adjustments) which are, in the opinion of management, necessary for a fair presentation of the results for such interim periods.

(3)    AGREEMENTS

       Development Agreement

The Company has a development agreement whereby Hammes Company will identify appropriate sites for assisted living facilities and assist ALI in the acquisition of such sites and develop and construct the facilities. In return, ALI will reimburse Hammes Company for various expenses incurred and pay a fee of $25,000 for each site identified by Hammes and acquired by ALI. Hammes Company will develop each facility and receive a development fee, which, in general, is calculated based on development costs incurred, payable in installments over the construction period. Fees paid to Hammes under the development agreement during 1997 and 1996 were $1,535,627 and $331,228, respectively.

       Operating Agreement

Under the operating agreement, the Company pays a management fee to Hammes Company, as long as Hammes Company retains at least 50% ownership in ALI, and the fees paid are as follows:

-        Payment of $3,000 per month to cover overhead costs.
-        Reimbursement of expenses incurred with managing the Company.
- Payment of $1,000 per month for each facility which is substantially completed until the facility is sold.
-        Payment of $75,000 for obtaining a senior loan.

Fees paid to Hammes Company during 1997 and 1996, under the operating agreement, were $116,000 and $9,000, respectively.

       Purchase Option Agreement

The Company has a purchase option agreement with SunBridge whereby the Company locates, acquires, develops and constructs assisted living facilities (all in consultation with SunBridge) and will grant SunBridge an option to purchase certain facilities either separately or in groups, after a specified time period, at the greater of estimated fair market value or total amount invested by the Company. SunBridge will in turn pay the Company $50,000 for the option to purchase the facility. However, SunBridge is under no obligation to acquire the facilities. In the event SunBridge elects not to acquire the facilities, the Company would have the option of selling or leasing the facilities to a third party or separately contracting for the operation of the facilities with a third party. At December 31, 1997, purchase option agreements had been executed on all five of the facilities being constructed.

       Management Service Agreement

Under a management service agreement between ALI and SunBridge, SunBridge will operate the facilities upon completion until the time the facility or facilities are purchased if subject to the purchase option described above. If not subject to the purchase option agreement, SunBridge will manage and operate the facilities upon completion. ALI will in turn pay SunBridge a specified percentage of the gross revenue from each facility.

(4)    LONG-TERM DEBT

       Note Payable (Note 5)

During May 1997, the Company obtained a $50,000,000 senior loan from a financial institution. The loan will be used to finance the development of facilities and will be set up in separate project loans with the total of all project loans not exceeding $50,000,000. During the construction period for each project loan, interest payments are due monthly based on LIBOR. The construction loan may, at the borrower's option, be converted to a term loan at the date upon which the facility related to such loan achieves a debt service coverage ratio of 1.3 to
1.0 for three consecutive months; however, the project loans will be converted to a term loan upon the third anniversary of the date upon which substantial completion of the facility related to such loan occurs. All unpaid principal and accrued interest are due in full April 28, 2003. The loan is secured by all the Company's projects and improvements, contracts, licenses or permits concerning the projects, all personal property in or upon the projects, utility and security deposits, and the Company's interest in escrows for taxes and insurance. The Company must maintain a debt service coverage ratio of 1.4 to 1.0 both in the aggregate and on a facility-by-facility basis after a facility has been opened in excess of 18 months. The Company is currently not subject to the debt service coverage ratio as no facility has been open for 18 months. As of December 31, 1997, the Company had $8,702,954 outstanding on the note.

       Revolving Line-of-Credit--Related Party (Note 5)

The Company has a $47,000,000 subordinated revolving line-of-credit payable to the parent of SunBridge. The line-of-credit bears interest at 9% or 13%, depending on the tranche and is due in full at November 1, 2001. The line-of-credit is secured by all assets of the Company and is subordinate to any senior borrowings.

Interest on amounts drawn under this line-of-credit accrue monthly on the outstanding principal balance. As of December 31, 1997 and 1996, the Company had drawn $32,755,934 and $9,271,951, respectively, under the line-of-credit.

The carrying value of the Company's long-term debt approximates fair value due to the variable nature of the interest rates.

(5)    Events Subsequent to Date of Independent Public
       Accountants Report (Unaudited)

In July 1998 the Company entered into two credit facility arrangements with financial institutions. The senior loan agreement, which will supersede the existing senior loan, provides for a maximum of $100,000,000 in total borrowings. The loan will be used to finance development of facilities and will be set up in separate project loans with the total loans under this facility not to exceed 50% of the total project cost. During the construction period for each project, interest payments are due monthly based on LIBOR. The construction loan will convert to a term loan upon the third anniversary of the date of project loan funding. The balance of the loan will be repaid in monthly interest and principal payments amortized over a period of 25 years, with a maturity date 60 months after the project loan closing date for each project loan. The loan, which is senior to all other indebtedness, is secured by the assets of the Company. The Company must maintain a debt service coverage ratio of 1.4 to 1.0 both in the aggregate and on a facility by facility basis after a facility has been open for 18 months. The mezzanine credit facility provides for loans up to a maximum of $40,000,000. The proceeds will be used to finance development of facilities and will be made in the form of project loans. The total of the loans will not exceed 20% of the total cost of the projects. The facility, which has an interest rate of LIBOR plus 4.375%, will expire on August 1, 2000.

The Company amended its related party revolving line-of-credit on August 12, 1998. The amended related party line-of-credit will provide for $40,000,000 of subordinated debt. The line-of-credit bears interest at a rate of 10% annually. The line-of-credit will provide a portion of the financing necessary for development of facilities and is subordinate to any senior borrowings.

In August 1998 the Company entered into a new Lease Option Agreement with SunBridge. Under the terms of the agreement, ALI will develop the facilities and SunBridge will have the right to lease or, under certain circumstances, purchase the facilities, after a specified period of time from the completion of the facility. The agreement provides for an initial lease term of 15 years and also provides for four renewal periods of 5 years each. SunBridge will pay ALI $250,000 for the option to lease or purchase the facility. Related to this payment, SunBridge will earn a development fee of $180,000 at the time a project obtains its certificate of occupancy. In addition, SunBridge can apply $65,000 towards the lease or purchase of a facility. In the event SunBridge elects not to lease or acquire the facilities, the Company will have the option to sell or lease the facilities to a third party.

In August  1998 the  Company  entered  into an Amended  and  Restated  Operating
Agreement (the "Agreement") whereby RSVP ALI Baba, LLC, a Delaware limited liability company ("RSVP") a controlled affiliate of Reckson Strategic Venture Partners, LLC, a Delaware limited liability company ("Reckson") acquired 45% of the ownership interest in the Company from Hammes Company. RSVP has committed to make capital contributions of $16,000,000 to the Company of which approximately $5,182,000 has been paid to date. The Agreement also modifies the committed capital contributions from Hammes Company and SunBridge such that both are committed to contribute $2,000,000 each. As a result, SunBridge contributed $504,695 and ALI made a distribution to Hammes Company of $782,926 so that both SunBridge and Hammes Company have contributed a total of $647,750 each. As a result of this transaction, ownership of the Company will be Hammes Company 45%, RSVP 45% and SunBridge 10%. The Agreement also provides for cash distributions to be made initially based upon contributed cash, which is RSVP 80%, Hammes Company 10% and SunBridge 10%. Upon RSVP achieving certain internal rates of return, as defined, the RSVP and Hammes Company percentages will decrease and increase, respectively, to various levels and ultimately to 45% each.


            Unaudited Pro Forma Consolidated Financial Statements

The following unaudited pro forma financial statements are presented for illustrative purposes only and are not indicative of the financial position or results of operations of future periods or the results that actually would have been realized had Assisited Living Investment LLC ("ALI") joint venture been formed and RSI through RSVP had made an investment in ALI during the specified periods. The pro forma financial statements, including the notes thereto, are qualified in their entirety by reference to, and should be read in conjuction with, the historical financial statements of RSI as filed in Form S-1 for the period from July 15, 1997 (commencement of operations) to December 31, 1997, the historical financial statements of RSI as filed on Form 10-Q for the six months ended June 30, 1998, and the historical financial statements of ALI included elsewhere herein.

The following pro forma financial statements of RSI give effect to the proposed joint venture of ALI using the purchase method of accounting. The pro forma financial statements are based on the historical financial statements and the notes thereto of RSI and ALI. The pro forma adjustments are preliminary and based on management's estimates of the value of the tangible and intangible assets acquired.

The pro forma balance sheet of RSI assumes that the joint venture commenced on June 30,1998 The pro forma statements of operations of RSI for the six months ended June 30,1998 and for the year ended December 31, 1997 assume that the joint venture commenced as of January 1, 1997.


                                                  Reckson Service Industries, Inc.
                                           Pro Forma Condensed Consolidated Balance Sheet
                                                         As of June 30, 1998
                                                             (Unaudited)

                                                                               Pro Forma
                                                                              Adjustments
                                                            RSI             Assisted Living
                                                         Historical         Investment, LLC (1)       Pro Forma

                                                      -----------------   ----------------------- -----------------

Assets
Cash                                                          $ 48,398            $         -              $ 48,398
Investment in and advances to RSVP Holdings, LLC            14,941,828              3,728,500  (1)       18,670,328
Investment in and advances to Reckson Executive
Centers, LLC                                                 1,066,816                      -             1,066,816
Equipment                                                       35,281                      -                35,281
Affiliate receivable                                         1,616,283                      -             1,616,283
Investment and advances to On-Site Ventures, LLC             3,429,599                      -             3,429,599
Receivable from Transfer Agent                              13,828,244                      -            13,828,244
Organization and pre-acquisition costs                         996,620                      -               996,620
Other assets                                                   284,687                      -               284,687
                                                      =================   ====================    ==================
     Total Assets                                         $ 36,247,756            $ 3,728,500          $ 39,976,256
                                                      =================   ====================    ==================

Liabilities and Shareholders' Equity
Accounts payable and accrued expenses                        $ 558,900                    $ -             $ 558,900
Loan payable to affiliates                                  19,464,889              3,728,500  (1)       23,193,389
     Total Liabilities                               -----------------   --------------------     -----------------
                                                            20,023,789              3,728,500            23,752,289
                                                     -----------------   --------------------     -----------------
Shareholders' Equity
Common stock                                                  246,855                      -               246,855
Additional paid-in capital                                 24,685,843                      -            24,685,843
Common stock subscription                                  (7,325,159)                     -            (7,325,159)
Retained earnings                                          (1,383,572)                     -            (1,383,572)
                                                     -----------------   --------------------     -----------------
     Total Shareholders' Equity                            16,223,967                      -            16,223,967
                                                     -----------------   --------------------     -----------------
     Total Liabilities and Shareholders' Equity          $ 36,247,756            $ 3,728,500          $ 39,976,256
                                                      =================   ====================    ==================


                                                  Reckson Services Industries, Inc.
                                      Pro Forma Condensed Consolidating Statement of Operations
                                                   Six Months Ended June 30, 1998
                                                             (Unaudited)

                                                                        Pro Forma
                                                                       Adjustments
                                                     RSI             Assisted Living           Pro Forma
                                                  Historical         Investment, LLC (1)      Adjustments           Pro Forma
                                                 ---------------   ---------------------   -----------------     --------------

Revenues:
Equity in loss of ACC                                 $ (51,508)                   $ -                   $ -          $ (51,508)
Equity in earnings of RO Partners Management LLC        170,567                      -                     -            170,567
Equity in loss of RSVP Holdings, LLC                   (618,474)            (1,197,108) (1)          (77,500)  (3)   (1,893,082)
Equity in loss of Reckson Executive Centers LLC          (2,511)                     -                     -             (2,511)
Equity in loss of On-Site Venture LLC                    (4,733)                     -                     -             (4,733)
Other income                                            166,666                      -                     -            166,666
Interest income                                         140,932                      -                     -            140,932
                                                 ---------------   --------------------    ------------------     --------------
     Total Revenues                                    (199,061)            (1,197,108)              (77,500)        (1,473,669)
                                                 ---------------   --------------------    ------------------     --------------

Expenses:
General and administrative expenses                     464,706                      -                     -            464,706
                                                 ---------------   --------------------    ------------------     --------------
     Total Operating Expenses                           464,706                      -                     -            464,706
                                                 ---------------   --------------------    ------------------     --------------

Interest                                                 20,992                      -               223,710   (2)      244,702
Depreciation and amortization                           440,926                      -                     -            440,926
                                                 ---------------   --------------------    ------------------     --------------
     Total Expenses                                     926,624                      -               223,710          1,150,334
                                                 ---------------   --------------------    ------------------     --------------

Net Loss                                           $ (1,125,685)          $ (1,197,108)           $ (301,210)      $ (2,624,003)
                                                 ===============   ====================    ==================     ==============

Basic and diluted net loss per share                    $ (0.23)                                                        $ (0.54)
                                                 ===============                                                  ==============
Basic and diluted weighted average common
share outstanding                                      4,834,240                                                       4,834,240
                                                 ===============                                                  ==============

See accompanying notes to unaudited pro forma financial statements.


                                                  Reckson Services Industries, Inc.
                                      Pro Forma Condensed Consolidating Statement of Operations
                                                    Year ended December 31, 1997
                                                             (Unaudited)

                                                                             Pro Forma
                                                                            Adjustments                                December
                                                        RSI               Assisted Living           Pro Forma          31, 1997
                                                      Historical         Investment, LLC (1)      Adjustments          Pro Forma
                                                      -------------   ---------------------   -------------------    --------------

Revenues:
Equity in earnings of RO Partners Management, LLC        $ 245,593                    $ -                   $ -          $ 245,593
Equity in loss of ACLC                                     (22,156)                     -                     -            (22,156)
Interest income                                             30,383                      -                     -             30,383
Equity in loss of RSVP Holdings, LLC                             -               (552,566) (1)         (155,000)  (3)     (707,566)
                                                      -------------   --------------------    ------------------     --------------
     Total Revenues                                        253,820               (552,566)             (155,000)          (453,746)
                                                      -------------   --------------------    ------------------     --------------


Expenses:
General and administrative expenses                        479,113                      -                     -            479,113
                                                      -------------   --------------------    ------------------     --------------
     Total Operating Expenses                              479,113                      -                     -            479,113
                                                      -------------   --------------------    ------------------     --------------

Interest                                                    24,380                      -               447,420   (3)      471,800
Amortization                                                 8,214                      -                     -              8,214
                                                      -------------   --------------------    ------------------     --------------
     Total Expenses                                        511,707                      -               447,420            959,127
                                                      -------------   --------------------    ------------------     --------------

Net loss                                                $ (257,887)            $ (552,566)           $ (602,420)      $ (1,412,873)
                                                      -------------   --------------------    ------------------     --------------

Basic and diluted net loss per share                    $ (0.06)                                                        $ (0.34)
Basic and diluted weighted average common             =============                                                  ==============
   shares outstanding                                 4,111,426                                                       4,111,426
                                                      =============                                                  ==============

See accompanying notes to unaudited pro forma financial statements.



Reckson Service Industries, Inc.
Notes to pro-forma financial statements
(unaudited)

(1) The pro-forma results of Assisted Living Investments LLC ("ALI") are as if the Company had completed its equity investment on January 1, 1997. RSI's pro forma equity in losses in RSVP Holdings represents their equity in losses of these pro forma results. In accordance with the operating agreement, RSVP Holdings receives 62.5% of operating losses from ALI in which RSI has a 50% equity interest. Historical results of Assisted Living Investments LLC are as follows:

                                                             Year ended         Six Month Period
                                                          December 31, 1997     Ended June 30, 1998
                                                          -----------------   -----------------------

REVENUES:

    Operating Revenues                                           $ 125,467               $ 857,940

OPERATING EXPENSES:

    Facility operating                                             430,569               3,391,600
    Abandoned projects                                             650,436                       -
    Professional fees                                              146,524                  88,685
    Depreciation and amortization                                  246,588                  15,085
    Other                                                           63,537                  30,886
                                                          -----------------   ---------------------

               Total cost of revenues earned                     1,537,654               3,526,256
                                                          -----------------   ---------------------

               Loss from Operations                             (1,412,187)             (2,668,316)

OTHER INCOME (EXPENSE)

   Interest income                                                  37,404                  65,856
   Interest expense                                               (393,429)             (1,228,284)

               Other income (expense)                             (356,025)             (1,162,428)
                                                          -----------------   ---------------------

               Pro forma net loss                             $ (1,768,212)           $ (3,830,744)
                                                          =================   =====================

RSVP Holdings share of pro forma net loss                     $ (1,105,133)           $ (2,394,215)
                                                          =================   =====================

RSI share of RSVP Holdings pro forma net loss                   $ (552,566)           $ (1,197,108)
                                                          =================   =====================


(2) To record interest expense for RSI borrowings from Reckson Operating Partnership, L.P., which borrowings bear interest at a fixed rate of 12% per annum, of $223,710 and $447,420 for the six months ended June 30, 1998 and the year ended December 31, 1997, respectively.

(3) To record amortization expense on goodwill and depreciation associated with the step-up in accounting basis of real estate as a result of the formation of ALI. The goodwill is being amortized over a 25 year life and the real estate, other than land, over a 30 year life.

       (c) Exhibits

         None.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                     RECKSON SERVICE INDUSTRIES, INC.

                                     /s/ Michael Maturo
                                     _________________________________________
                                     Michael Maturo
                                     Executive Vice President, Chief Financial
                                     Officer and Treasurer



Date:  November 9, 1998